UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Complete Production Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1503959

(State of incorporation or organization)	(IRS Employer Identification Number)
11700 Old Katy Road, Suite 300
Houston, Texas 77079

(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]
Securities Act registration statement file number to which this form relates: 333-128750
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $.01 per share (“Common Stock”), of Complete Production Services, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Our Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Common Stock (the “Prospectus”), which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-128750), initially filed with the Securities and Exchange Commission on September 30, 2005 (as amended, the “Registration Statement”).
     The Prospectus in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits

3.1	Amended and Restated Certificate of Incorporation of Complete Production Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))

3.2	Amended and Restated Bylaws of Complete Production Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMPLETE PRODUCTION SERVICES, INC.
By:	/s/ Joseph C.Winkler
	Name:	Joseph C. Winkler
	Title:	President and Chief Executive Officer

Dated: April 17, 2006

Exhibit Index

3.1	Amended and Restated Certificate of Incorporation of Complete Production Services, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))

3.2	Amended and Restated Bylaws of Complete Production Services, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Complete Production Services, Inc. (File No. 333-128750))